EXHIBIT 99.1
JANUARY 10, 2022
NEWS FOR IMMEDIATE RELEASE
CONTACT: ALTON B. LEWIS, CEO AND ERIC J. DOSCH, CFO
985.375.0350/985.375.0308

NEW FACES ON BOARD AT FIRST GUARANTY BANK

As FGB moves into the Mideast Market, they recruit experienced, successful team

HAMMOND, LA, January 10, 2022 – First Guaranty Bank welcomes a very experienced team to lead their new Mideast market located in Kentucky and West Virginia. The move into the Mideastern part of the United States is a natural progression as the bank already has ties there. Marshall T. Reynolds, the Chairman of the Board is a lifelong resident of Huntington, WV. Additionally, the loan opportunities complement the way the bank does business in its other markets. Alton Lewis, President & CEO of First Guaranty Bank says, “We are a true community bank; we lend to people, not numbers. With this knowledgeable team in place, we can continue to lend in the way we know how and give our customers the top-notch service they deserve.”

At the helm of this team is Mike Mineer, a 32-year banking veteran, formerly President & CEO at Citizens Deposit Bank and Trust. Mike is now FGB’s Mideast Market President who brings with him a team of 12 community bankers to build the bank’s presence in the new market. The employees joining the Kentucky team are Daniel Pack, Regional Manager; Jane Muehlbauer, Lender; Marty Cole, Lender; Ammon Cooper, Lender; and Adam Christy, Mortgage Loan Processor. The employees joining the West Virginia team are Samuel Gallo, Regional Manager; Jason Turner, Lender; Chris Parr, Lender; Craig Hriblan, Lender; Lisa Musgrave, Lender and Treasury Management; Lisa Blackwell, Loan Processor II; and Diana Kinder, Loan Processing Supervisor.

Mike states, “We are humbled by the opportunity to assimilate into First Guaranty Bank. The team and I can hit the ground running and help the communities and the company quickly. This team has shared values and a strong work ethic; we are ready to do business.”
“I look forward to watching this team grow. They know each other and their communities best. I have no doubt they will be successful,” Lewis states.

About First Guaranty Bancshares, Inc.
First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-six locations throughout Louisiana, Texas, Kentucky and West Virginia. The Company’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.

Forward-Looking Statements
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.